Calculation of Filing Fee Tables
S-8
Sagimet Biosciences Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Series A Common Stock, par value $0.0001	457(a)	1,278,164	$ 5.41	$ 6,914,867.24	0.0001381	$ 954.94
2	Equity	Series A Common Stock, par value $0.0001	457(a)	215,497	$ 5.41	$ 1,165,838.77	0.0001381	$ 161.00
Total Offering Amounts:						$ 8,080,706.01		$ 1,115.94
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,115.94
Offering Note
[1]	Note 1a. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of common stock, par value $0.0001 (the "Common Stock") of Sagimet Biosciences Inc. (the "Registrant") issuable under the Sagimet Biosciences Inc. 2023 Stock Option and Incentive Plan (the "2023 Plan") and the Sagimet Biosciences Inc. Amended and Restated 2023 Employee Stock Purchase Plan (the "2023 ESPP") in the event the number of outstanding shares of the Registrant is increased by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization or similar transaction. Note 1b. Represents 1,278,164 shares of Common Stock that were added to the shares authorized for issuance under the 2023 Plan on January 1, 2026 pursuant to an "evergreen" provision contained in the 2023 Plan. Note 1c. Represents 215,497 shares of Common Stock that were added to the shares authorized for issuance under the 2023 ESPP on January 1, 2026 pursuant to an "evergreen" provision contained in the 2023 ESPP. Note 1d. This estimate is made pursuant to Rule 457(h) and Rule 457(c) of the Securities Act. The price shown is based upon the average of the high and low prices reported for the Common Stock on the Nasdaq Global Select Market on March 6, 2026. Note 1e. The Registrant does not have any fee offsets.

[2]	See Note 1a. See Note 1b. See Note 1c. See Note 1d. See Note 1e.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A